UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2011

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 10, 2011, Piedmont Natural Gas Company, Inc. (the Company) entered into an accelerated share repurchase agreement with Bank of America, N.A. (BoA) for the repurchase of 800,000 shares of its outstanding common stock at an initial price of $27.79 per share. Under the terms of the accelerated share repurchase agreement, the Company repurchased 800,000 shares of its outstanding common stock from BoA; settlement occurred on January 11, 2011. The Company funded this transaction with internally generated cash and short-term borrowings. BoA will purchase an equivalent amount of shares in the open market during a period of approximately two months (the Pricing Period). The Company may receive from, or be required to pay, BoA a price adjustment based upon the volume-weighted average cost of Company common stock during the Pricing Period. Such price adjustment can be settled, at the Company’s option, in cash or in shares of its common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

January 19, 2011	By:	Robert O. Pritchard

Name: Robert O. Pritchard
Title: Vice President, Treasurer and Chief Risk Officer